EXHIBIT 99

                                                Repligen Corporation
                                                41 Seyon Street
RepliGen                                        Building #1, Suite 100
                                                Waltham, Massachusetts 02453
                                                Telephone: 781-250-0111
                                                Telefax:   781-250-0115

FOR IMMEDIATE RELEASE

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CONTACT:
Walter C. Herlihy, Ph.D.                         Laura L. Whitehouse
President and Chief Executive Officer            Sr. Director Market Development
(781) 250-0111, ext. 2000                        (781) 250-0111, ext. 2306

Repligen Announces $12.5 Million Private Placement

WALTHAM, MA - May 2, 2003 - Repligen Corporation (Nasdaq: RGEN) announced today it has issued and sold to The Riverview Group 2.5 million shares of its common stock at $5.00 per share in a private placement for gross proceeds of $12.5 million. Rodman & Renshaw, Inc. served as the exclusive placement agent.

"We currently expect to use the net proceeds from this transaction to enable us to expand our efforts to develop secretin for autism and other indications, to increase our investment in the process development and manufacturing of CTLA4-Ig and for working capital, capital expenditures and general corporate purposes" stated Walter C. Herlihy, President and CEO of Repligen.

About Repligen Corporation

Repligen Corporation is a biopharmaceutical company committed to being the leader in the development of new drugs for pediatric developmental disorders including autism, immune and metabolic disorders. Repligen has a Specialty Pharmaceuticals business comprised of rProtein A(TM) and SecreFlo(TM), the profits from which will be used to support the development of our proprietary products. Repligen's corporate headquarters are located at 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. Additional information may be requested from www.repligen.com.

About The Riverview Group

The Riverview Group is the private equity investment arm of Millennium Partners, L.P., a New York based investment fund established in 1989. The Riverview Group specializes in structured private investments in financially and fundamentally strong public companies with exceptional management teams.

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding current or future financial performance, management's strategy, plans and objectives for future operations, clinical trials and results and product development and manufacturing plans and performance such as the anticipated growth in the monoclonal antibody market and projected growth in product sales, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the success of current and future collaborative relationships, the market acceptance of our products, our ability to compete with larger,

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better financed pharmaceutical and biotechnology companies, new approaches to the treatment of our targeted diseases, our expectation of incurring continued losses, our uncertainty of product revenues and profits, our ability to generate future revenues, our ability to raise additional capital to continue our drug development programs, the success of our clinical trials, our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration regulations, our ability to obtain, maintain and protect intellectual property rights for our products, the risk of litigation regarding our intellectual property rights, our limited sales and manufacturing capabilities, our dependence on third-party manufacturers and value added resellers, our ability to hire and retain skilled personnel, our volatile stock price, and other risks detailed in Repligen's filings with the Securities and Exchange Commission. Repligen assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.